Exhibit 99.1

uBid.com Holdings, Inc. Secures $10 Million Financing Commitment
With Fusion Capital Fund II, LLC

Chicago, July 16, 2008 – uBid.com Holdings, Inc. (UBHI.OB), the leading asset recovery solutions company for the world’s most trusted brands, today announced that it has entered into a $10 million common stock purchase agreement with Fusion Capital Fund II, LLC, a Chicago-based institutional investor.

Up to $10 million of uBid.com Holdings’ common stock may be sold to Fusion Capital from time to time over a 24-month period after the Securities and Exchange Commission has declared effective a registration statement related to the transaction. uBid.com Holdings will use the proceeds to further implement its recently announced strategic change to focus on liquidating excess inventories.

Under the agreement, uBid.com Holdings has the right to sell shares of its common stock to Fusion Capital from time to time in amounts between $60,000 and $1 million, depending on certain conditions, up to $10 million in the aggregate. The purchase price of the shares will be based on the prevailing market prices of uBid.com Holdings’ common stock at the time of sales without any fixed discount, and uBid.com Holdings will control the timing and the amount of any sales of shares to Fusion Capital. There are no negative covenants, restrictions on future financings, penalties or liquidated damages in the agreement. A more detailed description of the agreement is set forth in uBid.com Holdings’ Current Report on Form 8-K filed today with the Securities and Exchange Commission, which should be reviewed carefully with this press release.

“We are very excited to establish this funding relationship with Fusion Capital, a well-respected institutional investor with a strong record of investment,” stated uBid.com Holdings Chief Executive Officer Jeff Hoffman. “This new funding should help give us the ability to further roll out our strategic vision to focus on excess inventory solutions.”

About uBid.com Holdings, Inc.

uBid.com Holdings, Inc. is the world's leading excess inventory solutions company that links brand name sellers with customers around the globe. uBid.com Holdings, Inc. does this through its multi-channel asset-recovery solution that includes an online auction platform located at www.ubid.com, physical facilities liquidation and a business-to-business selling platform. Brand name sellers are able to reduce excess inventory more efficiently and profitably than ever before. And however they choose to buy, shoppers now have an inside connection to the world's most trusted brands at prices far below retail. With more than 10 years experience in online commerce, uBid Holdings, Inc. is headquartered in Chicago, IL.

uBid.com Holdings, Inc. is publicly-traded on the NASD OTC bulletin board (UBHI.OB). Additional information about uBid.com is in the company's annual report on Form 10-K, filed with the Securities and Exchange Commission.

About Fusion Capital

Fusion Capital Fund II, LLC is an institutional investor based in Chicago, Illinois with a fundamental investment approach. Fusion Capital invests in a wide range of companies and industries emphasizing life sciences, cleantech, energy and technology companies. Its investments range from special situation financing to long-term strategic capital.

SEC Filings and Forward-Looking Statements

Certain statements made in this release are "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including statements using terminology such as "anticipate," "believe," "estimate," "expect," "intend," "may," "could," "possible," "plan," "project," "should," "will," "forecast," and similar words or expressions. uBid.com Holdings, Inc. intends that all forward-looking statements be subject to the safe harbor provisions of the Private Securities Litigation Reform Act. Forward-looking statements are based on the then-current expectations, beliefs, assumptions, estimates and forecasts about the business of uBid.com Holdings, Inc. and the industries and markets in which uBid.com Holdings, Inc. operates. These statements are not guarantees of future performance and involve risks, uncertainties and assumptions, which are difficult to predict. Therefore, actual outcomes and results may differ materially from what is expressed or implied by these forward-looking statements. Factors which may affect the forward looking statement identified above and uBid.com Holdings, Inc.'s business, financial condition and operating results generally include the effects of adverse changes in the economy, reductions in consumer spending, declines in the financial markets and the industries in which uBid.com Holdings, Inc. and its partners operate, adverse changes affecting the Internet and e-commerce, the ability of uBid.com Holdings, Inc. to develop and maintain relationships with strategic partners and suppliers and the timing of its establishment or extension of its relationships with strategic partners, the ability of uBid.com Holdings, Inc. to timely and successfully develop, maintain and protect its technology and product and service offerings and execute operationally, the ability of uBid.com Holdings, Inc. to attract and retain qualified personnel, the ability of uBid.com Holdings, Inc. to successfully integrate its acquisitions of other businesses, if any, and the performance of acquired businesses. uBid.com Holdings, Inc. expressly disclaims any intent or obligation to update these forward-looking statements, except as otherwise specifically stated by uBid.com Holdings, Inc.